EXHIBIT 4.4


                              CERTIFICATE OF TRUST

                                       OF

                            CRESTAR CAPITAL TRUST I


         THIS Certificate of Trust of Crestar Capital Trust I (the "Trust"), dated as of December 19, 1996, has been duly executed and is being filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.).

         1. Name. The name of the business trust formed hereby is Crestar Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Trust as of the date first-above written.

                                        CHASE MANHATTAN BANK DELAWARE,
                                        not in its individual capacity
                                        but solely as trustee of the Trust



                                        By: /s/ John H. Cashin
                                            ------------------
                                        Name:   John H. Cashin
                                        Title:  Senior Trust Officer